KPMG PEAT MARWICK LLP



                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
MAF Bancorp, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of MAF Bancorp, Inc. of our report dated August 19, 1996, relating to the consolidated statements of financial condition of MAF Bancorp, Inc. and subsidiaries as of June 30, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996, annual report on Form 10-K of MAF Bancorp, Inc.



                                                 /s/ KPMG Peat Marwick LLP
                                                 -------------------------
                                                 KPMG Peat Marwick LLP


Chicago, Illinois
November 25, 1996